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                                                                   EXHIBIT 10.23

(Rev)

                                    GUARANTEE

                  GUARANTEE, dated this day of September, 2003 by All Capital LLC, a Nevada limited liability company ("Guarantor") in favor of VIP Structures, Inc., a New York corporation ("VIP").

                                   WITNESSETH

                  WHEREAS, Guarantor is the owner of 4.9% of the issued and outstanding capital stock of Mid-State Raceway, Inc. ("Raceway") and the holder of warrants to purchase 1,700,000 shares of the capital stock of Raceway; and

                  WHEREAS, Raceway has entered into a Financing Agreement (the "Financing Agreement", the definitions of which are herein incorporated herein by reference) with VIP pursuant to which VIP has agreed to defer payment of a portion of the Current Contract Sum otherwise payable by Raceway pursuant to the Main Agreement; and

                  WHEREAS, as a condition to executing the Financing Agreement VIP has requested that the Guarantor execute and deliver the within Guarantee.

                  NOW THEREFORE, in consideration of the premises, the mutual agreements herein contained the parties hereto agree as follows:

         1.       Guaranty of Payment and Performance.

                  (a) Subject to and in accordance with the provisions of subparagraphs 1 (b) (C)) and (d) hereof, the Guarantor does hereby absolutely, unconditionally and irrevocably guarantee to VIP the full and punctual payment and performance of the Obligation (as defined). For purposes of this Guarantee the term "Obligation" shall be and mean an amount equal to 63% of the Deferred Portion (but in no event more than $500,000) as and when the same shall become due and payable, in accordance with the terms of the Financing Agreement.

                  (b) If any of the Obligation shall not be paid in full as the same shall become due and payable, either at stated maturity or otherwise, in accordance with the terms of the Financing Agreement, then and in that event:

                                             (i)      VIP shall take and perform
                                    such reasonable efforts (collectively
                                    "Collection Efforts") as shall be reasonably necessary to cause Raceway to make payment of the Obligation then due and payable; and

                                             (ii)     VIP shall, following the
                                    completion of the Collection Efforts
                                    transmit to the Guarantor written notice
                                    ("VIP Notice") setting forth: (A) the
                                    continued existence of the Raceway's default in payment of the Obligation, (B) the amount of the Obligation which is at such time the subject of Raceway's

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                                    payment default ("Current Default"), (C) the
                                    amount of the costs incurred by VIP in
                                    performing the Collection Efforts (the
                                    "Collection Costs"), (D) the sum of the
                                    Collection Costs and the Current Default;
                                    and

                                             (iii)    Guarantor shall have the
                                    right during the seven day period following transmittal by VIP of the VIP Notice to cure Raceway's payment default by making payment to VIP of the full amount of the sum of the Current Default and the Collection Costs prior to the expiration of such seven day period.

                  (c))     Subject to the provisions of subparagraph 1 (b) and
(c)) hereof, if the Guarantor shall fail or refuse to pay the full amount of the sum of Current Default and the Collection Costs (as set forth in the VIP Notice), then and in such event the Guarantor shall, upon demand, immediately pay to VIP any such Obligation without presentment, diligence, protest or other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing, the Guarantor agrees to pay any and all reasonable expenses (including without limitation, reasonable attorney's fees and expenses) which may be paid or incurred by VIP in connection with the enforcement by VIP of the obligations of the Guarantor with respect to the Obligation. All payments under this Guarantee shall be made in the place, currency and manner specified for the Obligation as provided in the Main Agreement.

                  (d) Anything in this Guarantee to the contrary notwithstanding the duty and obligation of the Guarantor to pay the Obligation is and shall be expressly conditioned upon and subject to the satisfaction of each of the following conditions precedent:

                                             (i)      provided all Current
                                    Portions have been paid in full, the Project shall be completed and a final certificate of occupancy shall have been issued;

                                             (ii)     provided the Current
                                    Portions have been paid in full, the portion of the Current Contract Sum which shall have been deferred by VIP and become the Deferred Portion shall be no less than $800,000.00;

                                             (iii)    all non conforming and/or
                                    rejected work and/or materials shall

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                                    have been cured, repaired or replaced as
                                    provided in the Main Agreement; and

                                             (iv)     VIP shall be, and at all
                                    prior times shall have been, in full and complete compliance with the provisions of subparagraph 1(e) of the Financing Agreement.

                  (e) Without limiting the generality of the provisions of subparagraphs 1(a) and (c)) hereof but expressly subject to the provisions of subparagraphs 1(b) and (d)hereof:

                           (i)      The liability of the Guarantor under this
Guarantee is primary, absolute, direct and immediate, and not conditional or contingent upon pursuit by VIP of any remedies it may have against Raceway or any other person or entity, whether pursuant to the terms hereof or at law, in equity or by statute;

                           (ii)     The Guarantor hereby waives any right it
otherwise might have to require VIP to make any demand upon and/or proceed against Raceway or any other person or entity before seeking enforcement of this Guarantee, or to pursue any legal, equitable or statutory remedy otherwise available to VIP in any particular manner or order;

                           (iii)    The Guarantor hereby expressly authorizes
VIP, in its sole and absolute discretion, without notice to or further assent of the Guarantor and without in any way discharging, terminating, releasing, affecting or impairing the obligations and liabilities of the Guarantor hereunder, from time to time or at any one or more times to: (A) amend, modify, renew, extend, accelerate or otherwise change the time or manner of payment for or performance of, or otherwise change, modify or amend any of the other terms and conditions of the Obligation, (B) release, discharge or compromise or settle with Raceway, (C) waive compliance with or any default under, forbear from, delay or only partially enforce, or grant any other indulgences with respect to the Obligation, (D) assign, transfer, pledge, hypothecate, grant a security interest in or otherwise transfer its interest in this Guarantee, and (E) otherwise deal in all respects with Raceway with respect to the Construction Agreement as if this Guarantee was not in effect;

                           (iv)     The Guarantor: (A) agrees that the validity
and enforceability of its obligations hereunder shall be unaffected by the genuineness, validity, regularity or enforceability of the Main Agreement or by any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, (B) expressly waives any defense arising by reason of laches, the statute of limitations or any incapacity, lack of authority, or other defense of Raceway (including, without limitation, the bankruptcy, reorganization, liquidation, dissolution, release or discharge of Raceway or any arrangement, compromise, settlement or other action with respect to Raceway's creditors or by reason of the cessation from any cause whatsoever (other than payment or performance in full of the liability of Raceway), and (C) hereby releases VIP from any requirement of looking into such matters.

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         2.       Guarantor's Obligations Not Affected. This Guarantee is an
absolute, unconditional, irrevocable, present and continuing guarantee of payment and performance and not merely of collection or collectibility, and, except as expressly provided herein to the contrary, is in no way conditioned or contingent upon any attempt to collect from Raceway or any other person any of the Obligation or upon any other condition or contingency. The obligations of the Guarantor under this Guarantee shall remain in full force and effect without regard to, and shall not be impaired or affected by:

                  (i) any change in the existence, structure or ownership of Raceway, or any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, liquidation, receivership or similar proceeding affecting Raceway;

                  (ii) the existence of any claim or other rights that the Guarantor may have at any time against Raceway, whether in connection herewith or in any unrelated transactions; provided however that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (iii) any exercise or non-exercise by VIP or any other person of any right, power, privilege or remedy pursuant to or in respect of this Guarantee, or any waiver of any such right, power, privilege or remedy; or

                  (iv) any merger or consolidation of Raceway with or into any other person, or any sale, lease or transfer of any or all of the assets of Raceway to any other person or the dissolution, termination, winding up or other discontinuation of Raceway.

         3. Waiver. Except as herein expressly provided to the contrary, Guarantor unconditionally waives (i) all notices which may be required by statute, rule of law or otherwise, notice of acceptance of this Guarantee as well as (a) presentment, demand for payment and/or performance and protest of non-payment and/or non-performance, (b) notice of presentment, demand and protest, (c) notice of any default hereunder and/or under the Note, and of all indulgences, (d) demand for observance of performance of, or enforcement of, any terms or provisions of this Guarantee, and (e) all other notices and demands otherwise required by law or statute which Guarantor may lawfully waive. Further, to the extent permitted by law, Guarantor waives the rights to (f) trial by jury, (g) implead Raceway or assert a counterclaim against Raceway, (h) to consolidate any such action with any proceeding involving Raceway, and (ii) any requirement of diligence on the part of VIP.

         4. Termination. This Guarantee and the obligations of the Guarantor hereunder shall terminate and be of no further force and effect on the date when the Obligation shall be have been indefeasibly paid in full.

         5. No Waivers. No failure or delay by VIP in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or furgher exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

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         6.       Notices. Any and all notices, requests or instructions desired or required to be given to VIP or to Guarantor shall be in writing and shall either be hand delivered or mailed to the recipient first class, postage prepaid, certified, return receipt requested at the following respective addresses:

                          To:    Guarantor              1055 East Tropicana
                                 Avenue
                                 Suite 700
                                 Las Vegas, NV 89119

To:                              VIP                    The address set forth in
                                 the
                                 Main Agreement

or at such other address as any party hereto shall designate in a writing complying with the provisions of this Paragraph.

         7. Savings Clause. If any provision of this Guarantee is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder hereof shall not be affected thereby, and such provisions shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

         8. General. This agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereincontained; shall be governed and construed in accordance with the laws of the State of New York; cannot be altered, amended, modified or terminated except by a writing executed by both of the parties hereto or as herein expressly otherwise provided; and shall inure to the benefit of and be binding upon the parties hereto and their respective successors, transferees, heirs, assigns and beneficiaries.

         IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be executed and delivered as of the day and year first above written.

                                              All Capital LLC

                                              By________________________________